EXHIBIT 99.3

Hart Lab, LLC
Financial Statements
December 31, 2008 and 2007

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Member of:
Hart Lab, LLC

We have audited the accompanying balance sheets of Hart Lab, LLC, as of December 31, 2008 and 2007, and the related statements of operations, changes in member’s equity (deficit) and cash flows for the years then ended.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audits included considerations of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Hart Lab, LLC as of December 31, 2008 and 2007, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Berman & Company, P.A.

Boca Raton, Florida
September 21, 2009

Hart Lab, LLC
Balance Sheets
December 31, 2008 and 2007

Assets
	2008	2007
Current Assets
Cash	$2,309	$1,529
Accounts receivable - net of allowances of $2,993 and $631	56,867	11,988
Total Current Assets	59,176	13,517

Equipment - net	44,107	53,393

Total Assets	$103,283	$66,910

Liabilities and Member's Equity (Deficit)

Current Liabilities
Accounts payable	$35,411	$17,618
Capital lease payable	14,000	11,760
Line of credit	-	8,090
Total Current Liabilities	49,411	37,468

Long-Term Liabilities
Capital lease payable	25,919	42,740

Total Liabilities	75,330	80,208

Member's Equity (Deficit)	27,953	(13,298)

Total Liabilities & Member's Equity (Deficit)	$103,283	$66,910

See accompanying notes to financial statements

Hart Lab, LLC
Statements of Operations
For the Years Ended December 31, 2008 and 2007

	2008	2007

Net revenue	$134,832	$36,977

General and administrative	122,464	73,940

Income (loss) from operations	12,368	(36,963)

Interest expense	(2,709)	(2,906)

Net Income (Loss)	$9,659	$(39,869)

See accompanying notes to financial statements

Hart Lab, LLC
Statement of Changes in Members' Equity (Deficit)
For the Years Ended December 31, 2008 and 2007

Balance December 31, 2006	$(18,470)

Contributions	52,269

Distributions	(7,228)

Net loss	(39,869)

Balance December 31, 2007	(13,298)

Contributions	45,759

Distributions	(14,167)

Net income	9,659

Balance December 31, 2008	$27,953

See accompanying notes to financial statements

Hart Lab, LLC
Statements of Cash Flows
For the Years Ended December 31, 2008 and 2007

	2008	2007
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$9,659	$(39,869)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Provision for bad debt	2,362	631
Depreciation	9,286	9,285

Change in operating assets and liabilities
(Increase) in accounts receivable	(47,241)	(12,619)
Increase (decrease) in accounts payable	17,793	(2,222)
Net Cash Used In Operating Activities	(8,141)	(44,794)

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings under line of credit	-	8,090
Repayment on line of credit	(8,090)	-
Repayments on capital lease liability	(14,581)	(9,333)
Contributions	45,759	52,269
Distributions	(14,167)	(7,228)
Net Cash Provided By Financing Activities	8,921	43,798

Net Increase (Decrease) in Cash	780	(996)

Cash - Beginning of Year	1,529	2,525

Cash - End of Year	$2,309	$1,529

SUPPLEMENTARY CASH FLOW INFORMATION:
Cash paid during the year for:
Income taxes	$-	$-
Interest	$2,709	$2,906

See accompanying notes to financial statements

Hart Lab, LLC
Notes to Financial Statements
December 31, 2008 and 2007

Note 1 Nature of Operations and Summary of Significant Accounting Policies

Nature of Operations

Hart Lab, LLC. (the “Company”) was formed on August 8, 2005 as a Limited Liability Company in the State of Illinois.  The Company is a clinical reference laboratory certified under the Clinical Laboratory Improvement Act of 1988 ("CLIA") and provider of diagnostic testing in the Chicago, Illinois greater metropolitan area.

Note 2 Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Significant estimates during 2008 and 2007 include an allowance for sales, an allowance for doubtful accounts and an estimate for the useful lives of property and equipment and their potential impairment.

Cash and Cash Equivalents

The Company considers all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents.  There were no cash equivalents at December 31, 2008 and 2007, respectively.

The Company minimizes its credit risk associated with cash by periodically evaluating the credit quality of its primary financial institution. The balance at times may exceed federally insured limits. At December 31, 2008 and 2007, respectively, the balance did not exceed the federally insured limit.

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are reported at realizable value, net of allowances for doubtful accounts, which is estimated and recorded in the period the related revenue is recorded. The Company has a standardized approach to estimate and review the collectibility of its receivables based on a number of factors, including the period they have been outstanding. Historical collection and payer reimbursement experience is an integral part of the estimation process related to allowances for doubtful accounts. In addition, the Company regularly assesses the state of its billing operations in order to identify issues, which may impact the collectibility of these receivables or reserve estimates. Revisions to the allowances for doubtful accounts estimates are recorded as an adjustment to bad debt expense within general and administrative expenses. Receivables deemed uncollectible are charged against the allowance for doubtful accounts at the time such receivables are written-off. Recoveries of receivables previously written-off are recorded as credits to the allowance for doubtful accounts. There were no recoveries in 2008 or 2007.

Hart Lab, LLC
Notes to Financial Statements
December 31, 2008 and 2007

The Company’s receivables are from 3 significant insurance providers for the years ended December 31, 2008 and 2007.

Customer	December 31, 2008	December 31, 2007
A	28%	3%
B	24%	48%
C	19%	16%

Equipment

Equipment is stated at cost less accumulated depreciation.  Depreciation is computed using the straight-line method, based upon the estimated useful life of the asset of seven years.

Upon retirement, sale, or other disposition of property and equipment, the costs and accumulated depreciation are eliminated from the accounts, and any resulting gain or loss is included in results from operations.

Long Lived Assets

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset. If such assets are considered impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. There were no impairment charges taken during the years ended December 31, 2008 and 2007.

Fair Value of Financial Instruments

The carrying amounts of the Company’s short-term financial instruments, including accounts receivable, accounts payable, capital lease payable and line of credit, approximate fair value due to the relatively short period to maturity for these instruments.

Revenue Recognition

The Company records revenue when all of the following have occurred: (1) persuasive evidence of an arrangement exists, (2) the service is completed without further obligation, (3) the sales price to the customer is fixed or determinable, and (4) collectability is reasonably assured.

The Company primarily recognizes revenue for services rendered upon completion of the diagnostic testing process. Billings for services reimbursed by third-party payers, including Medicare and Medicaid, are recorded as revenues net of allowances for differences between amounts billed and the estimated receipts from such payers.

Hart Lab, LLC
Notes to Financial Statements
December 31, 2008 and 2007

The Company maintains a sales allowance to compensate for the difference in its billing practices and insurance company reimbursements. In determining this allowance the Company looks at several factors, the most significant of which is the average difference between the amount charged and the amount reimbursed by insurance carriers over the prior two years, otherwise known as the yearly average adjustment amount. The allowance taken is the averaged yearly average adjustment amount for these prior periods and multiplied by each period’s actual gross sales to determine the actual sales allowance for each period.

The Company generated revenues from 3 significant insurance providers in 2008 and 2007.

Customer	December 31, 2008	December 31, 2007
A	45%	14%
B	22%	19%
C	14%	44%

Income Taxes

The Company elected to be taxed as a pass-through limited liability company under the Internal Revenue Code and is not subject to federal and state income taxes; accordingly, no provision had been made.

Segment Information

During 2008 and 2007, the Company operated in just one segment and therefore does not present segment information.

Recent Accounting Pronouncements

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements, an amendment of Accounting Research Bulletin No 51” (“SFAS 160”). SFAS 160 establishes accounting and reporting standards for ownership interests in subsidiaries held by parties other than the parent, changes in a parent’s ownership of a noncontrolling interest, calculation and disclosure of the consolidated net income attributable to the parent and the noncontrolling interest, changes in a parent’s ownership interest while the parent retains its controlling financial interest and fair value measurement of any retained noncontrolling equity investment. SFAS 160 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. Early adoption is prohibited. The adoption of SFAS No. 160 is not expected to have a material effect on the Company’s financial position, results of operations or cash flows.

In December 2007, the FASB issued SFAS 141R, “Business Combinations” (“SFAS 141R”), which replaces FASB SFAS 141, “Business Combinations”.  This Statement retains the fundamental requirements in SFAS 141 that the acquisition method of accounting be used for all business combinations and for an acquirer to be identified for each business combination. SFAS 141R defines the acquirer as the entity that obtains control of one or more businesses in the business combination and establishes the acquisition date as the date that the acquirer achieves

Hart Lab, LLC
Notes to Financial Statements
December 31, 2008 and 2007

control.  SFAS 141R will require an entity to record separately from the business combination the direct costs, where previously these costs were included in the total allocated cost of the acquisition.  SFAS 141R will require an entity to recognize the assets acquired, liabilities assumed, and any non-controlling interest in the acquired at the acquisition date, at their fair values as of that date.  This compares to the cost allocation method previously required by SFAS No. 141.  SFAS 141R will require an entity to recognize as an asset or liability at fair value for certain contingencies, either contractual or non-contractual, if certain criteria are met.  Finally, SFAS 141R will require an entity to recognize contingent consideration at the date of acquisition, based on the fair value at that date.  This Statement will be effective for business combinations completed on or after the first annual reporting period beginning on or after December 15, 2008.  Early adoption of this standard is not permitted and the standards are to be applied prospectively only.  Upon adoption of this standard, there would be no impact to the Company’s results of operations and financial condition for acquisitions previously completed.  The adoption of SFAS No. 141R is not expected to have a material effect on the Company’s financial position, results of operations or cash flows.

In October 2008, the FASB issued FSP FAS 157-3, “Determining the Fair Value of a Financial Asset When the Market For That Asset Is Not Active” (“FSP FAS 157-3”), with an immediate effective date, including prior periods for which financial statements have not been issued.  FSP FAS 157-3 amends FAS 157 to clarify the application of fair value in inactive markets and allows for the use of management’s internal assumptions about future cash flows with appropriately risk-adjusted discount rates when relevant observable market data does not exist.  The objective of FAS 157 has not changed and continues to be the determination of the price that would be received in an orderly transaction that is not a forced liquidation or distressed sale at the measurement date.  The adoption of FSP FAS 157-3 is not expected to have a material effect on the Company’s financial position, results of operations or cash flows.

In April 2009, the FASB issued FSP SFAS 157-4, “Determining Whether a Market Is Not Active and a Transaction Is Not Distressed,” which further clarifies the principles established by SFAS No. 157. The guidance is effective for the periods ending after June 15, 2009 with early adoption permitted for the periods ending after March 15, 2009. The adoption of FSP FAS 157-4 is not expected to have a material effect on the Company’s financial position, results of operations, or cash flows.

Other accounting standards have been issued or proposed by the FASB or other standards-setting bodies that do not require adoption until a future date and are not expected to have a material impact on the financial statements upon adoption.

Hart Lab, LLC
Notes to Financial Statements
December 31, 2008 and 2007

Note 3 Equipment

The Company’s equipment consists of a capital-leased asset, based on a bargain purchase option feature within the lease agreement for the asset (See Note 5(A)).  The Company recorded the asset’s value based on the fair value of the equipment at the inception of the lease.  The equipment is summarized as follows:

	2008	2007

Equipment	$65,000	$65,000
Less: accumulated depreciation	(20,893)	(11,607)
Equipment - net	$44,107	$53,393

Note 4 Line of Credit

The Company has an unsecured, non-interest bearing line of credit of $10,000 as of December 31, 2008.  During 2007, the Company borrowed $8,090; this amount was repaid in 2008.

Note 5 Commitments

(A) Capital Lease

In June 2006, the Company acquired $65,000 of equipment, as discussed in Note 3, under a non-cancelable capital lease. The effective interest rate of the lease is 11.54%.  Related monthly payments of principal and interest were $1,417 for sixty months.  In September 2008, the lessor extended the term for repayment by eight months, with a final maturity date of January 2012.

Future minimum capital lease payments are as follows:

Year Ended December 31,

2009	$17,006
2010	17,006
2011	17,006
2012	1,147
Total minimum lease payments	52,165

Less: amount representing interest	(12,246)

Present value of net minimum lease payments	39,919

Less: current portion of capital lease obligation	(14,000)

Long term portion of capital lease obligation	$25,919

Hart Lab, LLC
Notes to Financial Statements
December 31, 2008 and 2007

(B) Operating Lease

The Company leases laboratory equipment under non-cancelable operating leases, expiring in January 2010.

Future minimum annual rental payments are as follows:

Year Ended December 31,

2009	$26,702
2010	2,225
Total minimum lease payments	$28,927

Rent expense for the years ended December 31, 2008 and 2007 was $35,820 and $35,340, respectively.

Note 6 Contingencies

Litigations, Claims and Assessments

From time to time, the Company may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm its business. The Company is currently not aware of any such legal proceedings or claims that they believe will have, individually or in the aggregate, a material adverse affect on its business, financial condition or operating results. Hart Lab does not carry any product liability insurance.

Note 7 Subsequent Events

The Company has evaluated for subsequent events between the balance sheet date of December 31, 2008 and September 21, 2009, the date the financial statements were issued.

On July 9, 2009, the Company was acquired by Adeona Pharmaceuticals, Inc. (“Adeona”) in a transaction treated as a business combination, with Adeona as the acquirer.